UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	July 24, 2013

First Security Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee

(State or Other Jurisdiction of Incorporation)

000-49747	58-2461486
(Commission File Number)	(IRS Employer Identification No.)

531 Broad Street, Chattanooga, Tennessee	37402
(Address of Principal Executive Offices)	(Zip Code)

(423) 266-2000

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2013, the Compensation Committee of the Board of Directors of First Security Group, Inc. (“First Security”) approved equity compensation for certain of the Company's directors and executive officers. In aggregate, the equity compensation consisted of 620,000 shares of restricted stock and 1,595,000 stock options.

The restricted stock vests in three annual installments, with all shares fully vesting on July 24, 2016, subject to the recipient's continued employment with First Security. The recipients of the restricted stock awards may vote their shares prior to vesting. Dividends, if any, will be held on the recipient's behalf until vesting. The market price of First Security common stock on the date of the grant was $2.33. The restricted stock awards are subject to other terms and conditions of the First Security Group, Inc. 2012 Long-Term Incentive Plan and as set forth in the specific restricted stock award.

The stock options are exercisable for shares of First Security's common stock at the exercise price of $2.33, the closing price on the date of the grant. The incentive stock options vest over a three year period and expire on July 24, 2023. The stock options are subject to other terms and conditions of the First Security Group, Inc. 2012 Long-Term Incentive Plan and to the specific stock award.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of First Security was held on July 24, 2013 (the “Annual Meeting”). Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended. The matters listed below were submitted to a vote of First Security's shareholders and the final voting results were as follows:

The following nominees were elected by the holders of First Security's common stock as directors of First Security to serve until the 2014 annual shareholder meeting and until their successors have been elected and qualified:

Name	For	Withheld	Broker Non-Votes
Joseph D. Decosimo[1]	47,708,335	21,729	499,331
Henchy R. Enden	47,702,765	27,299	499,331
William F. Grant, III	47,702,505	27,559	499,331
William C. Hall	47,708,595	21,469	499,331
Adam G. Hurwich	44,824,941	2,905,123	499,331
Carol H. Jackson	47,707,487	22,577	499,331
Kelly P. Kirkland	47,708,595	21,469	499,331
D. Michael Kramer	47,702,765	27,299	499,331
Robert R. Lane	47,708,335	21,729	499,331
Larry D. Mauldin	47,708,595	21,469	499,331
1 Mr. Decosimo's election to the board is pending regulatory non-objection.

A non-binding resolution approving the compensation of First Security's executive officers, as disclosed under the federal securities laws, was approved by the vote set forth below:

For	Against	Abstentions	Broker Non-Votes
47,581,452	64,024	84,588	499,331

A non-binding advisory vote was held regarding the frequency of future advisory votes on executive compensation; voting results are set forth below:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
44,735,727	18,385	2,890,993	84,959	499,331

Based on the Board of Director's recommendation in the Company's proxy statement for the 2013 Annual Meeting and the voting results above, the Company has adopted a policy to hold annual advisory votes on executive compensation.

The shareholders approved the First Amendment to the First Security Group, Inc. 2012 Long-Term Incentive Plan, increasing the number of shares reserved for issuance under the Plan from 175,000 to 6,250,000, by the vote set forth below:

For	Against	Abstentions	Broker Non-Votes
47,614,096	106,890	9,078	499,331

The shareholders approved the Tax Benefit Preservation Plan, designed to preserve certain tax benefits associated with First Security's net operating losses, by the vote set forth below:

For	Against	Abstentions	Broker Non-Votes
47,692,191	33,365	4,508	499,331

An amendment to First Security's Articles of Incorporation designed to preserve certain tax benefits associated with First Security's net operating losses, which First Security anticipates filing shortly, was approved by the vote set forth below:

For	Against	Abstentions	Broker Non-Votes
47,702,357	22,896	4,811	499,331

An amendment to First Security's Articles of Incorporation permitting the Board to effect a one-for-ten (1-for-10) reverse stock split of First Security's common stock was approved by the vote set forth below:

For	Against	Abstentions
47,943,036	277,742	8,617

First Security does not anticipate effecting the reverse stock split until after the completion of the previously announced Rights Offering.

The appointment of Crowe Horwath, LLP, as First Security's independent public accounting firm for the fiscal year ending December 31, 2013 was ratified by the vote set forth below:

For	Against	Abstentions
48,203,414	19,951	6,030

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Form of Restricted Stock Award for an Employee under the 2012 Long-Term Incentive Plan.
10.2	Form of Restricted Stock Award for a Director under the 2012 Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SECURITY GROUP, INC.
Dated:	July 26, 2013

By:	/s/ John R. Haddock
Name:	John R. Haddock
Title:	Executive Vice President and Chief Financial Officer